UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2011

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

            (480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2011, Continental Resources Group, Inc. (the “Company”) entered into a mutual release agreement (the “Release Agreement”) with Sagebrush Gold Ltd. (“Sagebrush”), AQR Opportunistic Premium Offshore Fund, L.P. (“AQR Offshore”), CNH Diversified Opportunities Master Account, L.P. (“CNH”), AQR Funds-AQR Diversified Arbitrage Fund (“AQR Diversified”) and Advanced Series Trust, acting solely on behalf of AST Academic Strategies Asset Allocation Portfolio (“AST” and, together with AQR Offshore, CNH and AQR Diversified, the “Claimants”).   The Release Agreement provides that the Company and Sagebrush, on the one hand, and the Claimants, on the other hand, release each other from all claims, actions, and damages they may have against each other for any reason relating to the Company, Sagebrush, the Claimants or any of their respective subsidiaries arising from the beginning of the world to the date and time of the Release Agreement.

On February 28, 2011, each of the Claimants had entered into a subscription agreement with the Company, pursuant to which each Claimant purchased from the Company (i) shares of common stock of the Company (the “Company Common Stock”) and (ii) a warrant to purchase shares of Company Common Stock (each, a “Warrant”, and collectively, the “Warrants”). On July 22, 2011, the Company sold substantially all of its assets to a subsidiary of Sagebrush, and Sagebrush assumed the Warrants in connection with the consummation of such asset sale transaction.  Following the consummation of the asset sale, the Claimants demanded that the Warrants issued to them be purchased by Sagebrush for the Black Scholes Value (as defined in the applicable Warrant) thereof.  On August 24, 2011, AQR Offshore filed a complaint against Sagebrush in the United States District Court for the Southern District of New York (docket no. 11CIV5933), alleging that Sagebrush breached certain of its obligations under Section 5(f)of the Warrant by refusing to purchase the Warrant for the Black Scholes Value thereof.  AQR Offshore demanded damages of approximately $128,000 plus attorneys’ fees and costs.  Sagebrush and the Company each deny the foregoing allegation.  Simultaneously with the execution of the Release Agreement, AQR Offshore delivered to counsel for Sagebrush a Stipulation of Dismissal, executed by counsel for the Claimants, dismissing its complaint and filed the Stipulation of Dismissal with the court.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit
Number	Description
10.1	Mutual Release Agreement, dated September 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011

Continental Resources Group, Inc.

By:	/s/ Joshua Bleak
Joshua Bleak
President